129782257v3 LIBOR TRANSITION AMENDMENT THIS LIBOR TRANSITION AMENDMENT (this “Agreement”), dated as of October 12, 2022 (the “Amendment Effective Date”), is entered into among TANGER PROPERTIES LIMITED PARTNERSHIP, a North Carolina limited partnership (the “Borrower”), the Guarantor party hereto, BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”), and the Lenders party to the Credit Agreement referenced below (the “Lenders”). RECITALS WHEREAS, the Borrower, the Lenders, and Bank of America, N.A., as Administrative Agent, have entered into that certain Fourth Amended and Restated Liquidity Credit Agreement dated as of July 13, 2021 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”) and the Guarantor has guaranteed the obligations of the Borrower thereunder pursuant to the Guaranty referenced therein; WHEREAS, the loans and/or other extensions of credit (the “Loans”) under the Credit Agreement denominated in Dollars (collectively, the “Impacted Currency”) incur or are permitted to incur interest, fees, commissions or other amounts based on the London Interbank Offered Rate as administered by the ICE Benchmark Administration (“LIBOR”) in accordance with the terms of the Credit Agreement; and WHEREAS, applicable parties under the Credit Agreement have determined in accordance with the Credit Agreement that LIBOR for the Impacted Currency should be replaced with a successor rate in accordance with the Credit Agreement and, in connection therewith, the Administrative Agent has determined that certain conforming changes are necessary or advisable. NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: 1. Defined Terms. Capitalized terms used herein but not otherwise defined herein (including on any Appendix attached hereto) shall have the meanings provided to such terms in the Credit Agreement, as amended by this Agreement. 2. Agreement. Notwithstanding any provision of the Credit Agreement or any other document related thereto (the “Loan Documents”) to the contrary, the parties hereto hereby agree that the terms set forth on Appendix A shall apply to the Impacted Currency. For the avoidance of doubt, to the extent provisions in the Credit Agreement apply to the Impacted Currency and such provisions are not specifically addressed by Appendix A, the provisions in the Credit Agreement shall continue to apply to the Impacted Currency. 3. Conflict with Loan Documents. In the event of any conflict between the terms of this Agreement and the terms of the Credit Agreement or the other Loan Documents, the terms hereof shall control. 4. Conditions Precedent. This Agreement shall become effective upon receipt by the Administrative Agent of counterparts of this Agreement, properly executed by the Borrower, Guarantor, each Lender, and the Administrative Agent. 5. Payment of Expenses. The Borrower agrees to reimburse the Administrative Agent for all reasonable fees, charges and disbursements of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, including all reasonable fees, charges and disbursements of counsel to the Administrative Agent (paid directly to such counsel if requested by the Administrative Agent). 6. Miscellaneous.

2 129782257v3 (a) The Loan Documents, and the obligations of the Borrower and the Guarantor under the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Agreement is a Loan Document. (b) The Borrower and Guarantor: (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents. Guarantor hereby reaffirms its obligations under the Guaranty and agrees that its obligation to guarantee the Obligations is in full force and effect as of the date hereof. (c) The Borrower and Guarantor represents and warrants that: (i) The execution, delivery and performance by such Person of this Agreement is within such Person’s organizational powers and has been duly authorized by all necessary organizational, partnership, member or other action, as applicable, as may be necessary or required. (ii) This Agreement has been duly executed and delivered by such Person, and constitutes a valid and binding obligation of such Person, enforceable against it in accordance with the terms hereof, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and (b) the application of general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law. (iii) The execution and delivery by such Person of this Agreement and performance by such Person of this Agreement do not and will not (i) contravene the terms of any such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any Subsidiary thereof or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or any Subsidiary thereof or its property is subject or (c) violate any Law. (iv) Before and after giving effect to this Agreement, (A) all representations and warranties of such Person set forth in the Loan Documents are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or Material Adverse Effect (after giving effect to such materiality or Material Adverse Effect qualification)) on and as of the Amendment Effective Date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or Material Adverse Effect (after giving effect to such materiality or Material Adverse Effect qualification)) as of such earlier date), and (B) no Event of Default exists. (d) This Agreement may be in the form of an electronic record (in “.pdf” form or otherwise) and may be executed using electronic signatures, which shall be considered as originals and shall have the same legal effect, validity and enforceability as a paper record. This Agreement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts shall be one and the same Agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed Agreement which has been converted into electronic form (such as scanned into “.pdf” format), or an electronically signed Agreement converted into another format, for transmission, delivery and/or retention. (e) Any provision of this Agreement held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or

3 129782257v3 unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. (f) The terms of the Credit Agreement with respect to governing law, submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms. [remainder of page intentionally left blank]

Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written. BORROWER: Tanger Properties Limited Partnership, a North Carolina limited partnership By: Tanager Factory Outlet Centers, Inc., its sole general partner By:_ Name: Thomas J. Gu^rj-ieri Jr. Title: Senior Vice P?efeident and Chi Accounting Officer (Signatures page continue)

LENDERS/AGENT: BANK OF AMERICA, N.A., individually in its capacity as Administrative Agent By: ~ Name: a~/ awrence Titl AVP; Agency Management nffic~~~ (signature pages continue)

BANK OF AMERICA, N.A., individually in its capacity as a Lender gy: ~. Name: ~ L• IBC o ~~-t'n Title: ~E►'1 ~' ~X i!~' [~ ~r~ Si d f ri ~~ (signature pages continue)

GUARANTOR: TANGER FACTORY OUTLET CENTERS, INC., a North Carolina corporation Name: Title: Senior Vice PMsident and ChieVAccounting Officer

129782257v3 Appendix A TERMS APPLICABLE TO SOFR DAILY FLOATING LOANS 1. Defined Terms. The following terms shall have the meanings set forth below: “Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account specified in the Credit Agreement, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders. “Applicable Rate” means the Applicable Rate, Applicable Margin or any similar or analogous definition in the Credit Agreement. “Base Rate” means the Base Rate, Alternative Base Rate, ABR or any similar or analogous definition in the Credit Agreement. “Base Rate Loans” means a Loan that bears interest at a rate based on the Base Rate. “Borrowing” means a Committed Borrowing, Borrowing, or any similar or analogous definition in the Credit Agreement. “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located. “Committed Loan Notice” means a Committed Loan Notice, Loan Notice, Borrowing Notice, Continuation/Conversion Notice, or any similar or analogous definition in the Credit Agreement, and such term shall be deemed to include the Committed Loan Notice attached hereto as Exhibit B. “Conforming Changes” with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate, any conforming changes to the definitions of “Base Rate”, “SOFR Daily Floating Rate”, the timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document). “Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source). “Dollar” and “$” mean lawful money of the United States. “Eurocurrency Rate” means Eurocurrency Rate, LIBOR, Adjusted LIBOR Rate, LIBOR Rate or any similar or analogous definition in the Credit Agreement. “Eurocurrency Rate Loans” means a Loan that bears interest at a rate based on the Eurocurrency Rate.

129782257v3 “Interest Payment Date” means, as to any SOFR Daily Floating Rate Loan, the 15th day of each month and the applicable maturity date set forth in the Credit Agreement. “Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York. “Scheduled Unavailability Date” has the meaning set forth in Section 2(g) of this Appendix. “SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator). “SOFR Adjustment” means 0.10% (10 basis points). “SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time that is satisfactory to the Administrative Agent. “SOFR Daily Floating Rate” means, for any day, a fluctuating rate of interest, which can change on each Business Day, equal to the Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to such day, with a term equivalent to one (1) month beginning on that date; provided, that, if the rate is not published prior to 11:00 a.m. on such determination date then the SOFR Daily Floating Rate means such Term SOFR Screen Rate on the first (1st) U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment; provided, further, that, if the SOFR Daily Floating Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. “Successor Rate” has the meaning set forth in Section 2(g). “Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time). “Type” means, with respect to a Loan, its character as a Base Rate Loan or a SOFR Daily Floating Rate Loan. “U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable. 2. Terms Applicable to SOFR Daily Floating Rate Loans. From and after the Amendment Effective Date, the parties hereto agree as follows: (a) Impacted Currencies. (i) LIBOR shall be deemed to be unpublished for purposes of the Credit Agreement; and (ii) any request for a new Eurocurrency Rate Loan, or to continue an existing Eurocurrency Rate Loan, shall be deemed to be a request for a new Loan bearing interest at the SOFR Daily Floating Rate; provided, that, to the extent any Loan bearing interest at the Eurocurrency Rate is outstanding on the Amendment Effective Date, such Loan shall bear interest at the SOFR Daily Floating Rate immediately upon the effectiveness of this Agreement. (b) References to Eurocurrency Rate and Eurocurrency Rate Loans in the Credit Agreement and Loan Documents. References to the Eurocurrency Rate and Eurocurrency Rate Loans in provisions of the Credit Agreement and the other Loan Documents that are not specifically addressed herein (other than the definitions of Eurocurrency Rate and Eurocurrency Rate Loan) shall be deemed to include the SOFR

129782257v3 Daily Floating Rate and the SOFR Daily Floating Rate Loans, as applicable. In addition, references to the Eurocurrency Rate in the definition of Base Rate in the Credit Agreement shall be deemed to refer to SOFR published on such day by the SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source). (c) Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service. (d) Borrowings, Conversions and Continuations of SOFR Daily Floating Rate Loans. In addition to any other borrowing requirements set forth in the Credit Agreement: (i) SOFR Daily Floating Rate Loans. Each Borrowing and each conversion of Loans from one Type to the other shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (Eastern time) on the requested date of any Borrowing of, or conversion to, SOFR Daily Floating Rate Loans. Each Borrowing of, or conversion to, SOFR Daily Floating Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $50,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Borrowing or a conversion of Loans from one Type to the other, (ii) the requested date of the Borrowing or conversion, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed or converted, and (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice, then the applicable Loans shall be automatically continued as the same Type of Loan. (ii) Conforming Changes. With respect to SOFR or the SOFR Daily Floating Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective. (iii) Committed Loan Notice. For purposes of a Borrowing of SOFR Daily Floating Rate Loans, the Borrower shall use the Committed Loan Notice attached hereto as Exhibit A. (e) Interest.

129782257v3 (i) Subject to the provisions of the Credit Agreement with respect to default interest, each SOFR Daily Floating Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of the SOFR Daily Floating Rate, plus the Applicable Rate. (ii) Interest on each SOFR Daily Floating Rate Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified in the Credit Agreement. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any debtor relief law. (f) Computations. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the SOFR Daily Floating Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest with respect to SOFR Daily Floating Rate Loans shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to subject to the provisions in the Credit Agreement addressing payments generally, bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. (g) Inability to Determine Rates; Successor Rate. (i) Defined Terms. For purposes of this Section 2(g), those Lenders that either have not made, or do not have an obligation under the Credit Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Required Lenders. (ii) Inability to Determine Rate. If in connection with any request for a SOFR Daily Floating Rate Loan or a conversion of Base Rate Loans to SOFR Daily Floating Rate Loans or a continuation of any of such Loans, as applicable, (A) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (x) no Successor Rate for the SOFR Daily Floating Rate has been determined in accordance with Section 2(g)(iii) and the circumstances under clause (x) of Section 2(g)(iii) or the Scheduled Unavailability Date has occurred (as applicable) has occurred with respect to SOFR or the SOFR Daily Floating Rate, or (y) adequate and reasonable means do not otherwise exist for determining SOFR or the SOFR Daily Floating Rate for any determination date(s) or requested payment period, as applicable, with respect to a proposed SOFR Daily Floating Rate Loan or in connection with an existing or proposed Base Rate Loan, or (B) the Administrative Agent or the Required Lenders determine that for any reason that the SOFR Daily Floating Rate with respect to a proposed Loan for any requested determination date(s) does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (1) the obligation of the Lenders to make or maintain SOFR Daily Floating Rate Loans, or to convert Base Rate Loans to SOFR Daily Floating Rate Loans, shall be suspended in each case to the extent of the affected determination date(s), as applicable, and (2) in the event of a determination described in the preceding sentence with respect to the SOFR Daily Floating Rate component of the Base Rate, the utilization of the SOFR Daily Floating Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (B) of this Section, until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, or conversion to SOFR Daily Floating Rate Loans, or failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans of the amount specified therein if no election is made by the Borrower by the date that is three Business Days after receipt by the Borrower of such notice.

129782257v3 (iii) Replacement of SOFR Daily Floating Rate or Successor Rates. Notwithstanding anything to the contrary in this Agreement, the Credit Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that: (x) adequate and reasonable means do not exist for ascertaining the SOFR Daily Floating Rate because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or (y) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of the SOFR Daily Floating Rate, in each case acting in such capacity, has made a public statement identifying a specific date after which the SOFR Daily Floating Rate or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of Dollar denominated syndicated loans, or shall or will otherwise cease, provided, that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide quotes necessary to determine the SOFR Daily Floating Rate after such specific date (the latest date on which such quotes are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”); then, on a date and time determined by the Administrative Agent (any such date, the “Replacement Date”), which date shall be no later than the Scheduled Unavailability Date, the SOFR Daily Floating Rate will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate). If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a monthly basis. Notwithstanding anything to the contrary herein, (A) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Replacement Date, or (B) if the events or circumstances of the type described in Section 2(g)(iii)(x) or 2(g)(iii)(y) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement and the other Loan Documents solely for the purpose of replacing the SOFR Daily Floating Rate or any then current Successor Rate in accordance with this Section 2(g)(iii) at the end of any Interest Period, relevant interest payment date or payment period (or, in the case of a daily floating interest rate, upon the effectiveness of such amendment) for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark. and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have

129782257v3 delivered to the Administrative Agent written notice that such Required Lenders object to such amendment. The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate. Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero%, the Successor Rate will be deemed to be zero% for the purposes of this Agreement and the other Loan Documents. In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

129782257v3 Exhibit B FORM OF COMMITTED LOAN NOTICE (SOFR Daily Floating Rate Loans) Date: ___________, _____ To: Bank of America, N.A., as Administrative Agent Ladies and Gentlemen: Reference is made to that certain Fourth Amended and Restated Liquidity Credit Agreement dated as of July 13, 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among TANGER PROPERTIES LIMITED PARTNERSHIP, a North Carolina limited partnership (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent. The undersigned hereby requests (select one)1: Borrower: TANGER PROPERTIES LIMITED PARTNERSHIP Indicate: Borrowing Indicate: Requested Amount Indicate: SOFR Daily Floating Rate Loans or Base Rate Loans The Borrowing, if any, requested herein complies with the requirements set forth in the Credit Agreement. Tanger Properties Limited Partnership, a North Carolina limited partnership By: Tanager Factory Outlet Centers, Inc., its sole general partner By: Name: [Type Signatory Name] Title: [Type Signatory Title] 1 Note to Borrower. For multiple borrowings, conversions and/or continuations for a particular facility, fill out a new row for each borrowing/conversion and/or continuation.